As filed with the Securities and Exchange Commission on November 19, 2003
                                                       Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S - 8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                    NUTRACEA
             (Exact name of registrant as specified in its charter)

CALIFORNIA                                                87-0673375
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

1261 HAWK'S FLIGHT COURT
EL DORADO HILLS, CALIFORNIA                               95762
(Address of Principal Executive Offices)                  (Zip Code)

                          2003 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                                  JOHN HOWELL
                            1261 HAWK'S FLIGHT COURT
                        EL DORADO HILLS, CALIFORNIA 95762
                                 With a Copy to
                               LAWRENCE E. WILSON
                           FRANKLIN, CARDWELL & JONES
                            1001 MCKINNEY, 18TH FLOOR
                                HOUSTON, TX 77002
                    (Name and address of agent for service)

                                 (916) 933-7000
          (Telephone number, including area code, of agent for service)

                                  CALCULATION OF REGISTRATION FEE
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TITLE                                        PROPOSED             PROPOSED
OF SECURITIES           AMOUNT TO        MAXIMUM OFFERING     MAXIMUM AGGREGATE       AMOUNT OF
TO BE REGISTERED(1)  BE REGISTERED(1)  PRICE PER SHARE (2)   OFFERING PRICE (2)   REGISTRATION FEE
-------------------  ----------------  --------------------  -------------------  -----------------
Common Stock               10,000,000  $               1.85  $        18,500,000  $        1,496.65
---------------------------------------------------------------------------------------------------

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



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(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans(s) described herein.

(2) Pursuant to Rule 457(g) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the bid and asked prices on November 14, 2003 for the purposes of computing the filing fees.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, and the description of the Company's Common Stock included in its registration statement on Form 10-SB filed April 19, 2001 pursuant to Section 12(g) of the Securities Exchange Act of 1934 are incorporated herein by reference. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, which are incorporated herein by reference, should be read in conjunction with the audited financial statements incorporated herein by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 204 of the California General Corporation Law provides that a corporation may, in its Articles of Incorporation, eliminate or limit the personal liability of a director for monetary damages in an action brought by or in the name of the corporation for a breach of a director's duties to the corporation except to the extent that the liability arises from intentional misconduct or knowing violation of law, actions contrary to the best interests of the corporation or involving the absence of good faith, transactions in which a director receives an improper benefit, actions that violate the director's duty of care, or actions for which directors have personal liability under the California General Corporation Law.

     Section 317 of the California General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding if such person acted in good faith and in a manner the person reasonably believed to be in the best interest of the corporation. If the proceeding is a criminal proceeding the person to be indemnified must also have had no reasonable cause to believe that such person's conduct was unlawful. Such indemnity may be granted by the corporation if the person is successful in


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
the defense of the matter or if it is determined that such indemnity is proper by a quorum of directors that are not involved in such proceeding, by an independent counsel in a written opinion, by a majority of the shareholders, or the court in which such proceeding is pending.

     The Company has adopted provisions in its Articles of Incorporation and Bylaws to limit the liability of directors and provide indemnity to the full extent permitted by the California General Corporation Law. Such provisions are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-B.

     4.1       2003 Stock Compensation Plan.
     5.1       Opinion of Franklin, Cardwell & Jones.
     23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, independent public accountants.
     23.2      Consent  of Franklin, Cardwell & Jones (included in Exhibit 5.1).
     24.1      Power of Attorney (included on Signature Page).

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado Hills, and the State of California, on November 11, 2003.

NUTRACEA

          /s/  John Howell
By:  ___________________________________
     John  Howell
     Chief  Executive  Officer

          /s/  Joanna Hoover
By:  ___________________________________
     Joanna Hoover
     Chief  Financial  Officer


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
     Each person whose signature appears below constitutes and appoints John Howell and Joanna Hoover true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 11, 2003.


/s/   John Howell                                /s/   Patricia McPeak
______________________________                   _______________________________
John  Howell                                     Patricia  McPeak
Director                                         Director


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                                  EXHIBIT INDEX


4.1    2003 Stock Compensation Plan
5.1    Opinion of Franklin, Cardwell & Jones
23.1   Consent of Singer Lewak Greenbaum & Goldstein LLP
23.2   Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1)
24.1   Power of Attorney (included on Signature Page)


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